Exhibit 99.1

N E W S R E L E A S E

Atmel Reports First Quarter 2015 Financial Results

SAN JOSE, Calif., May 6, 2015 -- Atmel® Corporation (Nasdaq: ATML), a leader in microcontroller and touch solutions, today announced financial results for its first quarter ended March 31, 2015.

	GAAP			Non-GAAP
	Q1 2015	Q4 2014	Q1 2014	Q1 2015	Q4 2014	Q1 2014
Net revenue	$318.3	$346.0	$337.4	$316.9	$346.0	$337.4
Gross margin	46.3%	40.6%	41.5%	47.6%	49.0%	44.0%
Operating margin	6.5%	(1.6)%	1.4%	13.6%	14.1%	8.9%
Net income (loss)	$16.5	$(6.5)	$2.2	$45.1	$49.2	$29.1
Diluted EPS	$0.04	$(0.02)	$0.01	$0.11	$0.12	$0.07

(In millions, except earnings per share data and percentages)

Revenue for the first quarter of 2015 was $318.3 million, an 8% decrease compared to $346.0 million for the fourth quarter of 2014, and 6% lower compared to $337.4 million for the first quarter of 2014. Non-GAAP revenue of $316.9 million for the first quarter 2015 excludes the XSense business which has been exited. Quarterly results prior to the first quarter of 2015 have not been recast to reflect the exit from the XSense business.

GAAP gross margin was 46.3% in the first quarter of 2015 compared with 40.6% in the fourth quarter of 2014 which included a $26.6 million charge for the impairment of manufacturing assets related to the XSense business, and 41.5% in the first quarter of 2014 which included a $7.1 million loss from manufacturing facility damage and related shutdown.

Non-GAAP gross margin was 47.6% in the first quarter of 2015 compared to 49.0% in the immediately preceding quarter and 44.0% in the first quarter of 2014. Non-GAAP gross margin excludes the XSense cost of revenue for the first quarter 2015 only. Refer to the non-GAAP reconciliation table included in this release for more details.

GAAP net income totaled $16.5 million or $0.04 per diluted share for the first quarter of 2015. This compares to a net loss of $(6.5) million or $(0.02) per diluted share for the fourth quarter of 2014 and net income of $2.2 million or $0.01 per diluted share for the first quarter of 2014.

Non-GAAP net income for the first quarter of 2015 totaled $45.1 million or $0.11 per diluted share, compared to non-GAAP net income of $49.2 million or $0.12 per diluted share in the fourth quarter of 2014, and $29.1 million or $0.07 per diluted share for the year-ago quarter. Refer to the non-GAAP reconciliation table included in this release for more details.

“We are well positioned in attractive markets for long-term growth and profitability, with a renewed emphasis on our core businesses, sharper focus on our traditional end markets, and a substantially improved operating model generating consistent positive cash flow,” said Steve Laub, Atmel's President and Chief Executive Officer. “Our lower cost structure should allow us to deliver significantly improved profitability throughout the remainder of 2015.”

Cash provided by operations totaled $40.1 million for the first quarter of 2015, compared to $37.2 million for the fourth quarter of 2014 and $46.2 million for the first quarter of 2014. Combined cash balances (cash and cash equivalents plus short-term investments) totaled $200.8 million at the end of the first quarter of 2015, a decrease of $6.1 million from the immediately preceding quarter resulting principally from improved operating performance offset by the $16.7 million common stock dividend, repurchase of $9.1 million in common stock during the first quarter and a $10.0 million repayment of debt.

Company Highlights

•
Sampling Atmel® | SMART SAM L21 family, breaking ultra-low-power performance barriers with world’s lowest power ARM® Cortex® M based solution for IoT, portable, wearable and battery powered applications

•	Launched SAM DA1 family of automotive-qualified ARM® Cortex® -M0+ microcontrollers featuring capacitive touch hardware support for HMI and LIN applications

•	Shipping low-cost, easy-to-use Xplained extension board featuring Bosch intelligent 9-axis sensor ideal for prototyping projects for IoT and wearable applications

•	First company to achieve PRIME v1.4 Profile 2 certification for Atmel | SMART SAM4CP16B and ATPL230A platforms for smart metering applications

•
Launched next-generation CryptoAuthentication™ product featuring advanced elliptic curve cryptography capabilities for the IoT market, delivering extremely low power and compatibility with any microcontroller or microprocessor

•	Xiaomi awards Atmel with “Best Technology Award” for our maXTouch solutions

•	Announced sale of XSense touch sensor assets

•	Paid first cash dividend in Atmel’s 30-year history

Stock Repurchase
During the first quarter of 2015, Atmel repurchased 1.1 million shares of its common stock in the open market at an average price of $8.24 per share.

Outlook - Q2 2015

•	Revenue between $310 and $326 million

•	Non-GAAP gross margin 48.0% plus or minus 100 basis points

•	Non-GAAP operating expenses $108 million, plus or minus $2 million

Non-GAAP Metrics
Non-GAAP net income excludes share-based compensation expense, acquisition-related charges, restructuring charges (credits), loss from the impairment of manufacturing assets related to the XSense business and operating results of the XSense business for the first quarter 2015, loss from manufacturing facility damage and shutdown, French building underutilization and other (credits), loss (gain) related to foundry arrangements, recovery of receivables from foundry suppliers, gain on sale of assets, fair value adjustments to inventory from businesses acquired, interest income from sale of assets, non-GAAP income tax adjustment and other non-recurring income tax items, as well as net income attributable to noncontrolling interest. A reconciliation of GAAP results to non-GAAP results is included following the financial statements below.

Conference Call
Atmel will hold a teleconference at 2 p.m. PT today to discuss the first quarter 2015 financial results. The conference call will be webcast live and can also be monitored by dialing 1-706-758-4519. The conference ID number is 5515713 and participants are encouraged to initiate their calls 10 minutes prior to the 2 p.m. PT start time to ensure a timely connection. The webcast and earnings release will be accessible at http://ir.atmel.com/ and will be archived for 12 months.

A replay of the May 6, 2015 conference call will be available the same day at approximately 5 p.m. PT and will be archived for 48 hours. The replay access number is 1-404-537-3406. The access code is 5515713.

About Atmel
Atmel is a worldwide leader in the design and manufacture of microcontrollers, capacitive touch solutions, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry's broadest intellectual property (IP) technology portfolios, Atmel is able to provide the electronics industry with intelligent and connected solutions focused on the industrial, automotive, consumer, communications, and computing markets.

©2015 Atmel Corporation. Atmel®, Atmel logo and combinations thereof, Enabling Unlimited Possibilities®, and others are registered trademarks or trademarks of Atmel Corporation in the U.S. and other countries. Other terms and product names may be trademarks of others.

Safe Harbor for Forward-Looking Statements
Statements in this release, including those regarding Atmel's financial outlook for the second quarter of 2015, long-term forecasts, business outlook, expectations, new product launches, and beliefs, among others, are forward-looking statements that involve risks and uncertainties. These statements may include comments about our future operating and financial performance, including our outlook for 2015 and beyond, our expectations regarding market share and product revenue growth, and Atmel's strategies. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, including our second quarter 2015 outlook, which may change. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, without limitation, general global macroeconomic and geo-political conditions; the cyclical nature of the semiconductor industry; the inability to realize the anticipated benefits of transactions related to acquisitions, restructuring activities or other initiatives in a timely manner or at all; consolidation occurring within the semiconductor industry through mergers and acquisitions; the impact of competitive products and pricing; disruption to our business caused by our increased dependence on outside foundries, financial instability or insolvency proceedings affecting some of those foundries, and associated litigation involving us in some cases; industry and/or company overcapacity or undercapacity, including capacity constraints of our independent assembly contractors; the success of our customers' end products and timely design acceptance by our customers; timely introduction of new products and technologies

(including, for example, our new maXTouch® products) and implementation of new manufacturing technologies; our ability to ramp new products into volume production; our reliance on non-binding customer forecasts and the absence of long-term supply contracts with most of our customers; financial stability in foreign markets and the impact or volatility of foreign exchange rates and significant devaluation beginning at the end of 2014 of the Euro against the U.S. dollar; unanticipated changes in environmental, health and safety regulations; our dependence on selling through independent distributors; the complexity of our revenue recognition policies; information technology system failures; business interruptions, natural disasters or terrorist acts; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; the market price or increased volatility of our common stock; disruptions in the availability of raw materials; compliance with U.S. and international laws and regulations by us and our distributors; our dependence on key personnel; our ability to protect our intellectual property rights; litigation (including intellectual property litigation in which we may be involved or in which our customers may be involved, especially in the mobile device sector), and the possible unfavorable results of legal proceedings; and other risks detailed from time to time in Atmel's SEC reports and filings, including our Form 10-K for the year ended December 31, 2014, filed on February 26, 2015. Atmel assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Peter Schuman
Senior Director, Investor Relations
(408) 437-2026

ATMEL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share data)
(Unaudited)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Net revenue	$318,288	$345,954	$337,361

Operating expenses
Cost of revenue	170,991	205,395	197,371
Research and development	59,129	64,817	69,752
Selling, general and administrative	62,073	67,845	64,079
Acquisition-related charges	4,403	3,480	1,628
Restructuring charges (credits)	1,147	14,849	(224)
Recovery of receivables from foundry suppliers	—	(485)	—
Gain on sale of assets	—	(4,364)	—
Total operating expenses	297,743	351,537	332,606
Income (loss) from operations	20,545	(5,583)	4,755
Interest and other income, net	3,700	3,851	77
Income (loss) before income taxes	24,245	(1,732)	4,832
Provision for income taxes	(7,699)	(1,712)	(2,666)
Net income (loss)	16,546	(3,444)	2,166
Less: net income attributable to noncontrolling interest	(51)	(3,013)	—
Net income (loss) attributable to Atmel Corporation	$16,495	$(6,457)	$2,166

Basic net income (loss) per share attributable to Atmel Corporation:
Net income (loss) per share	$0.04	$(0.02)	$0.01
Weighted-average shares used in basic net income (loss) per share calculations	417,038	417,797	425,390
Diluted net income (loss) per share attributable to Atmel Corporation:
Net income (loss) per share	$0.04	$(0.02)	$0.01
Weighted-average shares used in diluted net income (loss) per share calculations	418,462	417,797	427,276
Cash dividends declared and paid per share	$0.04	$—	$—

ATMEL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	March 31, 2015	December 31, 2014
Current assets
Cash and cash equivalents	$200,847	$206,937
Accounts receivable, net	196,653	222,021
Inventories	274,192	278,242
Prepaids and other current assets	81,553	89,101
Total current assets	753,245	796,301
Fixed assets, net	154,809	158,281
Goodwill	188,554	191,088
Intangible assets, net	46,900	50,286
Other assets	164,839	166,348
Total assets	$1,308,347	$1,362,304

Current liabilities
Trade accounts payable	$83,538	$97,467
Accrued and other liabilities	126,736	147,109
Deferred income on shipments to distributors	47,913	49,059
Total current liabilities	258,187	293,635
Other long-term liabilities	186,364	198,670
Total liabilities	444,551	492,305
Stockholders' equity	863,796	869,999
Total liabilities and stockholders' equity	$1,308,347	$1,362,304

ATMEL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)
(Unaudited)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
GAAP net revenue	$318,288	$345,954	$337,361
Revenue from XSense business	(1,371)	—	—
Non-GAAP net revenue	$316,917	$345,954	$337,361

GAAP gross margin	$147,297	$140,559	$139,990
Loss from manufacturing facility damage and shutdown	—	—	7,056
Loss (gain) related to foundry arrangements	1,192	—	(58)
Impairment of XSense assets	—	26,624	—
Fair value adjustments to inventory from businesses acquired	—	774	—
Share-based compensation expense	1,115	1,463	1,316
Gross margin from XSense business	1,138	—	—
Non-GAAP gross margin	$150,742	$169,420	$148,304

GAAP research and development expense	$59,129	$64,817	$69,752
Share-based compensation expense	(3,578)	(3,825)	(4,729)
French building underutilization and other (credits)	296	317	(961)
Research and development expense from XSense business	(1,457)	—	—
Non-GAAP research and development expense	$54,390	$61,309	$64,062

GAAP selling, general and administrative expense	$62,073	$67,845	$64,079
Share-based compensation expense	(8,994)	(8,578)	(9,572)
French building underutilization and other (credits)	(8)	9	(335)
Selling, general and administrative expense from XSense business	64	—	—
Non-GAAP selling, general and administrative expense	$53,135	$59,276	$54,172

GAAP income (loss) from operations	$20,545	$(5,583)	$4,755
Share-based compensation expense	13,687	13,866	15,617
Loss from manufacturing facility damage and shutdown	—	—	7,056
Acquisition-related charges	4,403	3,480	1,628
French building underutilization and other (credits)	(288)	(326)	1,296
Restructuring charges (credits)	1,147	14,849	(224)
Loss (gain) related to foundry arrangements	1,192	—	(58)
Fair value adjustments to inventory from businesses required	—	774	—
Recovery of receivables from foundry suppliers	—	(485)	—
Gain on sale of assets	—	(4,364)	—
Impairment of XSense assets	—	26,624	—
Operating loss from XSense business	2,531	—	—
Non-GAAP income from operations	$43,217	$48,835	$30,070

GAAP provision for income taxes	$(7,699)	$(1,712)	$(2,666)
Adjustments for cash tax and other tax settlements	(5,867)	517	(1,651)
Non-GAAP provision for income taxes	$(1,832)	$(2,229)	$(1,015)

GAAP net income (loss) attributable to Atmel Corporation	$16,495	$(6,457)	$2,166
Share-based compensation expense	13,687	13,866	15,617
Loss from manufacturing facility damage and shutdown	—	—	7,056
Acquisition-related charges	4,403	3,480	1,628
French building underutilization and other (credits)	(288)	(326)	1,296
Restructuring charges (credits)	1,147	14,849	(224)
Loss (gain) related to foundry arrangements	1,192	—	(58)
Fair value adjustments to inventory from businesses acquired	—	774	—
Recovery of receivables from foundry suppliers	—	(485)	—
Gain on sale of assets	—	(4,364)	—
Impairment of XSense assets	—	26,624	—
Interest income from sale of assets	—	(1,295)	—
Operating loss from XSense business	2,531	—	—
Tax adjustments	5,867	(517)	1,651
Net income attributable to noncontrolling interest	51	3,013	—
Consolidated non-GAAP net income	$45,085	$49,162	$29,132

GAAP net income (loss) per share - diluted attributable to Atmel Corporation	$0.04	$(0.02)	$0.01
Share-based compensation expense	0.03	0.03	0.04
Loss from manufacturing facility damage and shutdown	—	0.00	0.02
Acquisition-related charges	0.01	0.01	—
French building underutilization and other (credits)	—	—	—
Restructuring charges (credits)	—	0.03	—
Loss (gain) related to foundry arrangements	—	—	—
Fair value adjustments to inventory from business acquired	—	—	—
Recovery of receivables from foundry suppliers	—	—	—
Gain on sale of assets	—	(0.01)	—
Impairment of XSense assets	—	0.07	—
Interest income from sale of assets	—	—	—
Operating loss from XSense business	0.01	—	—
Tax adjustments	0.02	—	—
Net income per share attributable to noncontrolling interest	—	0.01	—
Consolidated non-GAAP net income per share - diluted	$0.11	$0.12	$0.07

GAAP diluted shares	418,462	417,797	427,276
Adjusted dilutive stock awards - non-GAAP	7,070	9,482	8,501
Non-GAAP diluted shares	425,532	427,279	435,777

Segment Revenue
(In thousands)	Q1 2015	Q4 2014	Q1 2014

Microcontroller	$218,786	$239,721	$235,141
Nonvolatile Memory	43,748	44,029	40,971
Automotive	35,745	38,983	35,651
Multi-Market and Other	20,009	23,221	25,598
Total Company revenue	$318,288	$345,954	$337,361

Notes to Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, Atmel uses non-GAAP financial measures, including non-GAAP net income and non-GAAP net income per diluted share, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as shown above and described below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Atmel's operations that, when viewed in conjunction with Atmel's GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Atmel's business and operations.

Atmel uses each of these non-GAAP financial measures for internal purposes and believes that these non-GAAP measures provide meaningful supplemental information regarding operational and financial performance. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. Atmel may, in the future, determine to present non-GAAP financial measures other than those presented in this release, which it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect information used by the company's management in assessing its business, which may change from time to time.

Atmel believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors because the non-GAAP financial measures allow investors to see Atmel's results “through the eyes” of management as these non-GAAP financial measures reflect Atmel's internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Atmel's operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Atmel's operating results in a manner that is focused on the performance of its ongoing operations. In addition, these non-GAAP financial measures may facilitate comparisons to Atmel's historical operating results and to competitors' operating results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Atmel's reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for or superior to the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided above.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables above, each of the non-GAAP financial measures excludes one or more of the following items:

•	Share-based compensation expense.

Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. This includes share-based compensation expense related to performance-based restricted stock units for which Atmel recognizes share-based compensation expense to the extent management believes it is probable that Atmel will achieve the performance criteria which occurs before these awards actually vest. If the performance goals are unlikely to be met, no compensation expense is recognized and any previously recognized compensation expense is reversed. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Atmel's control. As a result, management excludes this item from Atmel's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Atmel's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

•	XSense related activities

Operating results of exited XSense business.

Operating results of exited XSense business include revenue, gross margin, research and development, and operating loss from the XSense business which assets were sold on April 16, 2015 and have been excluded from non-GAAP results beginning in the first quarter of 2015 after management determined to discontinue its investment and exit this business. Management believes that excluding the XSense operating results from non-GAAP measures provides investors a basis to compare operating results from continuing operations.

Impairment of XSense manufacturing assets.

Impairment of XSense manufacturing assets reflects a $26.6 million charge for the write-down of assets used in the manufacture of XSense touch sensors. The company determined in the fourth quarter 2014 to discontinue its investment and exit this business.

•	Acquisition-related charges.

Acquisition-related charges include: (1) amortization of purchased intangibles, which include acquired intangibles such as customer relationships, backlog, core developed technology, trade names and non-compete agreements, (2) contingent compensation expense, which includes compensation resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions, (3) adjustments to previously recognized earn-out liability on contingent compensation expense related to acquisitions, and (4) direct costs related to acquisitions such as banker, legal and accounting fees. In most cases, these acquisition-related charges are not factored into management's evaluation of potential acquisitions or Atmel's performance after completion of acquisitions, because they are not related to Atmel's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Management believes that excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Atmel against the performance of other companies without the variability caused by purchase accounting.

•	Restructuring charges (credits).

Restructuring charges (credits) primarily relate to expenses necessary to make infrastructure-related changes to Atmel's operating costs. Restructuring charges (credits) are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Atmel has engaged in various restructuring activities in recent years, each has been a discrete event based on a unique set of business objectives. Atmel believes that it is appropriate to exclude restructuring charges (credits) from Atmel's non-GAAP financial measures as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Loss from manufacturing facility damage and shutdown.

Atmel experienced an unplanned shutdown of its semiconductor manufacturing operations in Colorado Springs, Colorado in the fourth quarter of 2013 due to damage to the facility’s nitrogen plant. All repairs were completed in the first quarter of 2014 and the facility has resumed normal operations. During the third quarter 2014 we received an insurance payment of $3.6 million related to our facility damage claim. Atmel believes that the loss from the manufacturing facility damage and shutdown is an individually discrete event that is not generally reflective of ongoing operating performance and should be excluded from period-over-period comparisons.

•	Loss (gain) related to foundry arrangements.

Loss (gain) related to foundry arrangements relates to the reduction of estimated loss (gain) previously recorded with respect to European foundry “take or pay” arrangements for wafers that were delivered during the term of the arrangement.   Atmel believes that it is appropriate to exclude loss (gain) related to foundry arrangements from Atmel's non-GAAP financial measures, as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	French building underutilization and other (credits).

French building underutilization and other (credits) relates to charges incurred as a result of the insolvency of our tenant in France in the first quarter of 2014, and prior year real estate taxes relating to an audit assessment of the same facilities in France. Atmel believes that it is appropriate to exclude these charges as they are individually discrete events and generally not reflective of the ongoing operating performance and should be excluded from period-over-period comparisons.

•	Recovery of receivables from foundry suppliers.

Recovery of receivables from foundry suppliers relates to the company's assessment of the probability of collecting on receivables from European foundry suppliers for certain services provided by Atmel to those foundries.  Atmel believes that it is appropriate to exclude recovery of receivables from foundry suppliers from Atmel's non-GAAP financial measures as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Gain on sale of assets.

Atmel recognizes gains resulting from the sale of certain non-strategic assets that no longer align with Atmel's long-term operating plan. Atmel excludes these items from its non-GAAP financial measures primarily because these gains are individually discrete events and generally not reflective of the ongoing operating performance of Atmel's business and can distort period-over-period comparisons.

•	Fair value adjustments to inventory from businesses acquired.

In connection with the acquisition of businesses, Atmel recognizes the assets acquired and liabilities assumed based on their estimated fair value at the date of acquisition.  In connection with the Newport Media, Inc. acquisition in the third quarter of 2014, Atmel recorded a fair value increase to inventory which is amortized over the expected inventory turns and recognized in cost of revenue.  Excluding the fair value adjustments from businesses acquired from non-GAAP measures provides investors with a basis to compare Atmel against the performance of other companies without the variability caused by purchase accounting.

•	Interest income from sale of assets.

Atmel recognized interest income from the sale proceeds of certain non-strategic assets that were not aligned with Atmel's long-term operating plan. Atmel excludes these items from its non-GAAP financial measures primarily because these gains are individually discrete events and generally not reflective of the ongoing operating performance of Atmel's business and can distort period-over-period comparisons.

•	Non-GAAP tax adjustments.

In conjunction with the implementation of Atmel's global structure changes which took effect January 1, 2011, the company changed its methodology for reporting non-GAAP taxes. Beginning in the first quarter of 2011, Atmel's non-GAAP tax amounts approximate operating cash tax expense, similar to the liability reported on Atmel's tax returns for the current period/year. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Atmel forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period.

•	Net income attributable to noncontrolling interest.

Net income attributable to noncontrolling interest relates the share of profit and loss allocated to a noncontrolling interest in one of Atmel’s subsidiaries.  Atmel excludes these items from its non-GAAP financial measures primarily because these gains are individually discrete events and generally not reflective of the ongoing operating performance of Atmel's business and can distort period-over-period comparisons.